SCHEDULE 14A
                                (Rule 14a-101)

                  INFORMATION REQUIRED IN PROXY STATEMENT
                        SCHEDULE 14A INFORMATION

        Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

      Filed by the Registrant  1
      Filed by a Party other than the Registrant  0
      Check the appropriate box:

0  Preliminary Proxy Statement          0  Confidential.  For Use of the Com-
                                           mission Only (as permitted by
                                           Rule 14a-6 (e) (2))

1 Definitive Proxy Statement
      0  Definitive Additional Materials
      0  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                        THE KUSHNER-LOCKE COMPANY

           (Name of Registrant as Specified in Its Charter)

  (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

  1  No fee required.
  0  Fee computed on table below per Exchange Act Rules 14a-6(i) (1) and 0-11.

      (1)  Title of each class of securities to which transaction applies:

      (2)  Aggregate number of securities to which transaction applies:

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

      (4)  Proposed maximum aggregate value of transactions:

      (5)  Total fee paid:

      0  Fee paid previously with preliminary materials:

      0 Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

      (1)  Amount previously paid:

      (2)  Form, Schedule or Registration Statement no.:

      (3)  Filing Party:

      (4)  Date Filed:

                         THE KUSHNER-LOCKE COMPANY
                   11601 Wilshire Boulevard, 21st Floor
                         Los Angeles, CA  90025
                           ___________________

                 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                        To Be Held April 29, 1999
                           ___________________

To the Shareholders:

  Notice is hereby given that the Annual Meeting of Shareholders (the "Annual Meeting") of THE KUSHNER-LOCKE COMPANY (the "Company") will be held at the Luxe Summit Hotel Bel-Air, 11461 Sunset Boulevard, Los Angeles, California on Thursday, April 29, 1999, at 2:30 P.M., local time, to consider and vote upon the following:

  1.  The election of directors;

  2. To amend the Company's 1988 Stock Incentive Plan to increase the number of shares of Common Stock reserved for issuance from 1,250,000 to 1,820,000; and

  3. To transact such other business as properly may come before the Annual Meeting.

  Information concerning these matters, including the names of the nominees for the Company's Board of Directors, is set forth in the attached Proxy Statement, which is a part of this Notice.

  The Board of Directors has fixed March 16, 1999 as the record date for determination of shareholders entitled to notice of and to vote at the Annual Meeting. Accordingly, only those shareholders of record at the close of business on that date are entitled to vote at the Annual Meeting or any adjournment(s) thereof.

  The Company's Board of Directors urges that all shareholders of record exercise their right to vote at the meeting personally or by proxy.

  Your proxy will continue in full force and effect unless and until you revoke such proxy prior to the applicable vote such proxy pertains to. You may revoke your proxy by a writing delivered to the attention of the Company's Corporate Secretary stating that such proxy is revoked, by a subsequent proxy executed by you and presented at the meeting, or by attending the meeting and voting in person. The dates contained on the proxies presumptively determine the order of execution, regardless of the postmark dates on the envelopes in which they are mailed.

                        By Order of the Board of Directors

                        /S/ DONALD KUSHNER

                        Donald Kushner
                        Co-Chairman, Co-Chief Executive Officer and Secretary March 17, 1999
Los Angeles, California

  TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, PLEASE COMPLETE,
SIGN (DO NOT PRINT) YOUR NAME AND DATE THE ENCLOSED PROXY CARD(S) AS PROMPTLY AS POSSIBLE AND RETURN IT (THEM) IN THE ENCLOSED PRE-ADDRESSED ENVELOPE. IF YOU RECEIVE MORE THAN ONE PROXY CARD BECAUSE YOU OWN SHARES REGISTERED IN DIFFERENT NAMES OR AT DIFFERENT ADDRESSES, EACH PROXY CARD SHOULD BE COMPLETED AND RETURNED.

                          THE KUSHNER-LOCKE COMPANY
                    11601 Wilshire Boulevard, 21st Floor
                          Los Angeles, CA  90025
                            ___________________

                             PROXY STATEMENT
                            ___________________

  This Proxy Statement is furnished to the shareholders of the Company (the "Shareholders") in connection with the solicitation by the Board of Directors of The Kushner-Locke Company (the "Company") of proxies to be used at the Annual Meeting of Shareholders of the Company (the "Annual Meeting") to be held at the Luxe Summit Hotel Bel-Air, 11461 Sunset Boulevard, Los Angeles, California on Thursday April 29, 1999, at 2:30 P.M., local time, and any adjournment(s) thereof.

  The Company's principal executive offices are located at 11601 Wilshire Boulevard, 21st Floor, Los Angeles, California 90025, and its telephone number is (310) 481-2000.

  This Proxy Statement, the accompanying Notice of Annual Meeting, the accompanying proxy card(s) and the accompanying Company's 1998 Annual Report are being first mailed to Shareholders on or about April 5, 1999. The Annual Report is not to be regarded as proxy soliciting material or as a communication by means of which any solicitation of proxies is to be made.

  Each proxy will be voted in accordance with the instructions contained therein. In the absence of such instructions, the persons designated as proxies in the proxy cards will vote for the election of the director nominees listed in this Proxy Statement (the "Nominees"), for the amendment to the Company's 1988 Stock Incentive Plan to increase the number of shares reserved for issuance from 1,250,000 to 1,820,000, and in their discretion as to any other business that may properly come before the Annual Meeting or any adjournment(s) thereof. The Board of Directors does not know of any other business to be brought before the Annual Meeting. Shares held by banks, custodians, nominees and fiduciaries not voted in person or by proxy will be deemed not present at the Annual Meeting. The votes of the holders of shares of the common stock of the Company (the "Common Stock") will be counted by a representative of the Company's stock transfer agent or another inspector of elections appointed by the Company.

  Each proxy will continue in full force and effect unless and until revoked by the person executing it prior to the applicable vote such proxy pertains to. Such revocation may be effected by a writing delivered to the Company to the attention of the Corporate Secretary at the address indicated above stating that such proxy is revoked, by a subsequent proxy executed by the person executing the prior proxy and presented at the meeting, or by attendance at the meeting and voting in person. The dates contained on the proxies presumptively determine the order of execution regardless of the postmark dates on the envelopes in which they are mailed.

General Information

  The Board of Directors has fixed March 16, 1999 as the record date (the "Record Date") for the determination of shareholders entitled to notice of and to vote at the Annual Meeting or any adjournment(s) thereof. As of the close of business on March 16, 1999, 11,453,165 shares of Common Stock were issued, outstanding and entitled to vote at the meeting.

  Shareholders who own shares of Common Stock registered in different names or at different addresses will receive more than one proxy card. A Shareholder must sign and return each of the proxy cards received to ensure that all of the shares of Common Stock owned by such Shareholder are represented at the Annual Meeting.

  The presence at the Annual Meeting, either in person or by proxy, of the holders of a majority of the shares of Common Stock outstanding on the Record Date is necessary to constitute a quorum for the transaction of business. Abstentions and broker non-votes (which occur if a broker or other nominee does not have discretionary authority and has not received voting instructions from the beneficial owner with respect to the particular item) are counted for purposes of determining the presence or absence of a quorum for the transaction of business if such proxies are properly executed and present at the meeting.

Each share of Common Stock entitles the holder thereof to one vote on each matter to be voted on at the Annual Meeting. With respect to the election of Directors, the five nominees receiving the highest number of affirmative votes will be elected. With respect to the approval of the amendment to the Company's 1988 Stock Incentive Plan to increase the number of shares reserved for issuance from 1,250,000 to 1,820,000 (the "Plan amendment"), the approval of such amendment by a majority of the shares of Common Stock present at the Annual Meeting, either in person or by proxy, will constitute approval of such Plan Amendment. As to the election of the members of the Board of Directors, abstentions would have no effect on the vote. Abstentions are counted in tabulations of the votes cast on the Plan Amendment and have the same legal effect as a vote against such proposal. Broker non-votes are not taken into account for purposes of determining whether a proposal has been approved by the requisite shareholder vote as to the election of the members of the Board of Directors and as to the Plan Amendment.

  In the election of directors, a Shareholder may cumulate its votes for one or more nominees, but only if the names of nominees were placed in nomination prior to the voting and any Shareholder has given notice at the meeting prior to the voting of its intention to so cumulate its votes. If any one Shareholder has given such notice, all Shareholders may cumulate their votes in such election of directors. If the voting for directors is conducted by cumulative voting, each share will be entitled to a number of votes equal to the number of directors to be elected, which votes may be cast for a single nominee or distributed among two or more nominees in such proportions as the Shareholder or proxy holder deems fit.

  Dissenters' rights of appraisal will not be available under California law with respect to any proposal to be submitted by the Board of Directors at the Annual Meeting.


                          ELECTION OF DIRECTORS

  An entire Board of Directors consisting of 5 directors is proposed to be elected at the Annual Meeting. Directors are to be elected at the Annual Meeting to serve until the next Annual Meeting and until their successors are duly elected and qualified. The Board of Directors may be increased to not more than a total of 7 directors by action of the Board of Directors.

  The Board of Directors has voted to recommend the following persons for election as directors:

      Peter Locke                Stuart Hersch
      Donald Kushner             John Lannan
      Irwin Friedman

  All of the nominees for director named above (the "Nominees") have consented to being named herein and have indicated their intention to serve as directors of the Company, if elected.

  Unless authority to do so is withheld, the persons named as proxies will vote the shares represented by such proxies for the election of the Nominees. In case any of the Nominees shall become unavailable for election to the Board of Directors, which is not anticipated, the persons named as proxies shall have full discretion and authority to vote or refrain from voting for any other nominees in accordance with their judgment.

                INFORMATION CONCERNING NOMINEES FOR DIRECTORS

                             Director   Term
       Name            Age    Since   Expires          Position
---------------------  ---    ------  ------  -------------------------------

Peter Locke            55      1983   1999     Co-Chairman, Co-Chief Executive
                                                 Officer; Director

Donald Kushner         54      1983   1999     Co-Chairman, Co-Chief Executive
                                               Officer and Secretary; Director

Irwin Friedman*        65      1998   1999     Director

Stuart Hersch*         47      1989   1999     Director

John Lannan*           52      1998   1999     Director

----------------------
*  Member of Compensation and Audit Committees

  The business experience, principal occupations, and employment of each of the Nominees for at least the past five years are as follows:

  Peter Locke co-founded the Company with Donald Kushner in 1983 and currently serves as Co-Chairman and Co-Chief Executive Officer of the Company. Mr. Locke has served as executive producer on substantially all of the Company's programming since its inception. Prior to 1983, Mr. Locke produced several prime-time television programs, including two years of the Stockard Channing Show and the NBC television mini-series The Star Maker, starring Rock Hudson. Mr. Locke also produced two made-for-television movies telecast on CBS and the films The Hills Have Eyes Parts I and II. Mr. Locke is President and Co-Chairman of the board of directors of 800-U.S. Search ("Search"), a majority-owned subsidiary of the Company.

  Donald Kushner co-founded the Company with Peter Locke in 1983 and currently serves as Co-Chairman, Co-Chief Executive Officer and Secretary. Mr. Kushner has served as executive producer on substantially all of the Company's programming since its inception. Mr. Kushner was the producer of Tron, a 1982 Walt Disney theatrical film starring Jeff Bridges, which was nominated for two Academy Awards. Mr. Kushner is Co-Chairman of the board of directors of Search.

  Irwin Friedman has served as a director of the Company since June 1998. Mr. Friedman is President of I. Friedman Equities, Inc., a corporate financial services firm, which he founded more than twenty years ago. Since 1991 Mr. Friedman has rendered financial consulting services to the Company through I. Friedman Equities, Inc., including advising and assisting the Company in connection with various financings and other corporate transactions. Mr. Friedman is a director of Recoton Corporation, a consumer electronics company.

  Stuart Hersch has served as a director of the Company since August 1989. Since February 1996, Mr. Hersch has been a consultant to several entertainment companies. In April 1996, Mr. Hersch became a consultant to the Company. Mr. Hersch assists the Company in analyzing potential strategic acquisitions and provides the Company consulting services in connection with the Company's infomercial operations. From August 1990 to January 1996, Mr. Hersch was President of the WarnerVision Entertainment division of Atlantic Records, a subsidiary of Time-Warner, Inc. From 1988 to August 1989, Mr. Hersch was Chairman of Hersch Diener & Company, an independent consulting firm. From 1983 to 1987, Mr. Hersch was the Chief Operating and Chief Financial Officer of King World Productions, Inc.

  John Lannan has served as a director of the Company since June 1998. Since May 1998 Mr. Lannan has been the President of Brentwood Partners, Inc., a mortgage banking company. From May 1995 to May 1998 Mr. Lannan was Vice President of Westco Real Estate Finance Corp., a mortgage banking company. From February 1992 through April 1995 he was Vice-Chairman of Hollingsworth & Lord, a mortgage banking company. Mr. Lannan is a director of

Centennial Bank
and of Orange County Bancorp, treasurer of the Lannan Foundation, a not-for-profit organization, and is a member of the California Bar.


                        COMPENSATION OF DIRECTORS

  Directors who are also executive officers of the Company do not receive any additional compensation for serving as members of the Board of Directors or any committee thereof.

  Peter Locke and Donald Kushner receive no compensation for serving as a member of the Board of Directors.

  Irwin Friedman and Stuart Hersch receive $25,000, respectively, and John Lannan receives $15,000, payable quarterly for serving on the Board of Directors and any committees thereof. Mr. Hersch was granted options to purchase 16,667 shares of Common Stock at an exercise price of $1.875 per share in August 1997. Each of Messrs. Friedman and Lannan were granted options to purchase 16,667 shares of Common Stock at an exercise price of $2.84 per share in June 1998. Each of Messrs. Friedman, Hersch and Lannan were also granted options to purchase 13,333 shares of Common Stock at an exercise price of $7.19 per share in February 1999, subject to Shareholder approval of the Plan Amendment. The exercise prices of each of these options correspond to the closing sale price of the Company's Common Stock as reported by the NASDAQ National Market on the trading day immediately preceeding the grant date. See "Related Party Transactions." Mr. Hersch is also a consultant to the Company and, effective April 1, 1999, Mr. Friedman will be a consultant to the Company.

  From October 1, 1997 through June 18, 1998 the Compensation Committee and the Audit Committee each consisted of Messrs. Hersch, Braun and Coppersmith. On June 18, 1998, at the Company's annual shareholders meeting, Messrs. Braun and Coppersmith did not stand for reelection and Messrs. Friedman and Lannan were elected to the Board of Directors. In a Board meeting immediately following the annual shareholders meeting, Messrs. Friedman and Lannan were appointed to both the Compensation Committee and the Audit Committee. The Compensation Committee participated in deliberations and decisions regarding executive compensation, however the entire Board of Directors participates in
decisions regarding grants of new options.    The Audit Committee's functions
include reviewing with the independent auditors the plan and results of the auditing engagement, reviewing the scope and results of the Company's procedures for internal auditing, reviewing the independence of the auditors, considering the range of audit and non-audit services and reviewing the adequacy of the Company's system of internal accounting controls. The Company does not have a Nominating Committee.

  During the 1998 fiscal year, there were six meetings of the Board of Directors, five meetings of the Compensation Committee and two meetings of the Audit Committee of the Board of Directors. Each incumbent director attended all meetings of the Board of Directors (held during the period for which he has been a director) and meetings held by all committees of the board on which he served.

         THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE
          "FOR" THE ELECTION OF EACH OF THE NOMINEES DESCRIBED ABOVE.


                          INDEPENDENT ACCOUNTANTS

  Upon unanimous recommendation of the Audit Committee, the Board of Directors of the Company has appointed PricewaterhouseCoopers LLP ("PWC") as the Company's independent accountants for the fiscal year ending September 30, 1999. PWC has served as the Company's independent accountants since October 1998. PWC audited the Company's consolidated financial statements for fiscal year ended September 30, 1998.

  As more fully described in the Company's Current Report on Form 8-K, filed on October 27, 1998, on October 20, 1998, the Company selected PWC to audit the consolidated financial statements of the Company for the fiscal year ended September 30, 1998. The Company's prior fiscal year end financial statements were audited by KPMG LLP ("KPMG"). The decision to change auditors was approved by the Audit Committee of the Board of Directors. PWC serves as independent accountants for Search and the change to PWC as the Company's independent accountants will centralize review of related financial statements.

  During the two fiscal years ended September 30, 1997 and 1996, and any subsequent interim period prior to October 20, 1998, the Company believes that there were no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of KPMG, would have caused them to make reference to the subject matter of the disagreements in connection with their report. KPMG's report on the financial statements of the Company for each of fiscal years ended 1997 and 1996 did not contain any adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.

  During the two fiscal years ended September 30, 1997 and 1996, and any subsequent interim period prior to October 20, 1998, the Company believes that there was no disagreement or difference of opinion with KPMG regarding any "reportable event" as that term is defined in Item 304(a)(1)(v) of Regulation S-K promulgated by the Securities and Exchange Commission. In its report to the Board of Directors of the Company in connection with its audit of the fiscal year ended September 30, 1997 financial statements of the Company, KPMG advised the Company as to the existence of certain reportable conditions in the Company's system of internal control which KPMG believes are reportable events. These reportable conditions related to (1) improving communication among the finance department and senior management regarding the accounting for several 1997 projects, (2) improving tracking of distributions due to the Company from third parties on certain projects and (3) improving estimates of certain information utilized in preparation of and adjustments to the Company's financial statements. The Company's consolidated financial statements for the fiscal year ended September 30, 1997 reflected any adjustments the Company and KPMG deemed necessary with respect to the foregoing. The Company believes that such reportable conditions have been corrected to the extent practicable. The Board of Directors of the Company discussed the above reportable conditions with representatives of KPMG following receipt of such advice from KPMG.

  During the two fiscal years ended September 30, 1997 and 1996 and through October 20, 1998, the Company (or anyone on the Company's behalf) did not consult PWC in connection with the Company's financial statements regarding either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements or any matter that was the subject of any reportable event as described above.

  Representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting to respond to appropriate questions and to make such statement as they may desire.


            PROPOSED AMENDMENT TO 1988 STOCK INCENTIVE PLAN

General

  The Board of Directors proposed that the shareholders ratify an amendment (the "Plan Amendment") to the Company's 1988 Stock Incentive Plan, as amended (the "Plan"), in order to increase the number of shares of the Company's Common Stock issuable pursuant to the Plan from 1,250,000 shares to 1,820,000 shares. The Board of Directors believes the proposed Plan Amendment will aid the Company in attracting, retaining and motivating key employees and certain third parties by assuring the continuing availability of stock incentives in the appropriate circumstances. The closing price of the Common Stock as reported on the NASDAQ National Market was $10.875 on March 17, 1999.

Summary of Existing Plan

  The Plan, as currently established, authorizes the granting of awards to qualified officers, employee Directors, key employees and third parties providing valuable services to the Company, e.g., independent contractors, consultants and advisors to the Company (individually an "Award"). At March 15, 1999 approximately 170 employees of the Company and its subsidiaries were eligible to receive Awards. The Plan is administered by a committee appointed by the Board of Directors and currently consisting of two or more members, each of whom must be a Non-Employee Director (as defined in Rule 16b-3 promulgated by the Securities and Exchange Commission) or, in the absence of a committee, the Board of Directors (the "Committee"). The Committee determines the number of shares to be covered by an Award, the term and exercise price, if any, of the Award and other terms and provisions of Awards.

  The Plan currently provides for the grant of Awards to purchase or transfer up to an aggregate of 1,250,000 shares of Common Stock of the Company, of which only 8,752 shares are available as of March 15, 1999 for future grant.

  Awards can be Stock Options ("Options"), Stock Appreciation Rights ("SARs"), Performance Share Awards ("PSAs") and Restricted Stock Awards ("RSAs"). The number and kind of shares available under the Plan are subject to adjustment in certain events. Shares relating to Options or SARs which are not exercised, shares relating to RSAs which do not vest and shares relating to PSAs which are not issued will again be available for issuance under the Plan.

  An Option may be an incentive stock option ("ISO") or a nonqualified Option. The exercise price for Options is determined by the Committee, but in the case of an ISO may not be less than the fair market value on the date the Option is granted (110% of fair market value in the case of an ISO granted to any person who owns more than 10% of the Common Stock). The purchase price is payable in any combination of cash, shares of Common Stock or, if authorized by the Committee, a promissory note secured by the Common Stock issuable upon exercise. In addition, the Award agreement may provide for "cashless" exercise and payment. Subject to early termination or acceleration provisions, an Option is exercisable, in whole or in part, from the date specified in the related Award agreement (which may be on the date of grant or on a specified vesting schedule) until the expiration date determined by the Committee. The aggregate fair market value (determined on the date of grant) of the shares of Common Stock for which ISOs may be granted to any participant under the Plan and any other plan by the Company or its affiliates which are exercisable for the first time by such participant during any calendar year may not exceed $100,000.

  The Options granted under the Plan become exercisable on such dates as the Committee determines the terms of each individual Option. Options become immediately exercisable in full in the event of a disposition of all or substantially all of the assets or capital stock of the Company by means of a sale, merger, consolidation, reorganization, liquidation or otherwise, unless the Committee arranges for the optionee to receive new Options covering shares of the corporation purchasing or acquiring the assets or stock of the Company in substitution of the Options granted under the Plan (which Options shall thereupon terminate). The Committee in any event may, on such terms and conditions as it deems appropriate, accelerate the exercisability of Options
granted under the Plan.   An ISO must expire no later than 10 years from the
date of grant, unless it is granted to a holder of more than 10% of the total combined voting power of all classes of stock of the Company, in which case it must expire no later than five years from the date of grant. A nonqualified stock Option must expire no later than ten years and one day from the date of the grant.

  The Options granted under the Plan are not transferable other than by will or the laws of descent and distribution. Unexercised Options generally lapse three months after termination of employment other than by reason of retirement, disability or death in which case it terminates one year thereafter.

  An SAR is the right to receive payment based on the appreciation in the fair market value of Common Stock from the date of the grant to the date of exercise. In its discretion, the Committee may grant an SAR concurrently with the grant of an Option. An SAR is only exercisable at such time, and to the extent, that the related Option is exercisable. Upon exercise of an SAR, the holder receives for each share with respect to which the SAR is exercised an amount equal to the difference between the exercise price under the related Option and the fair market value of a share of Common Stock on the date of exercise of the SAR. The Committee in its discretion may pay the amount in cash, shares of Common Stock, or a combination thereof.

  An RSA is an award of a fixed number of shares of Common Stock subject to restrictions. The Committee specifies the prices, if any, the recipient must pay for such shares. Shares included in an RSA may not be sold, assigned, transferred, pledged or otherwise disposed of or encumbered until they have vested. The recipient is entitled to dividend and voting rights pertaining to such RSA shares even though they have not vested, so long as such shares have not been forfeited.

  A PSA is an award of a fixed number of shares of Common Stock, the issuance of which is contingent upon the attainment of such performance objectives, and the payment of such consideration, if any, as is specified by the Committee. The Plan also permits the Committee to grant certain tax-offset bonuses and tax withholding using shares of Common Stock or a promissory note instead of cash.

  Upon the date a participant is no longer employed by the Company for any reason, shares subject to the participant's RSAs which have not become vested by that date or shares subject to the participant's PSAs which have not been issued shall be forfeited in accordance with the terms of the related Award agreements. Options which have become exercisable by the date of termination of employment or of service on the Committee must be exercised within certain specified periods of time from the date of termination, the period of time to depend on the reason for termination. Options which have not yet become exercisable on the date the participant terminates employment or service on the Committee for a reason other than retirement, death or total disability shall terminate on that date.

  The exercisability of all outstanding Awards may be accelerated, subject to the discretion of the Board of Directors, upon the occurrence of an "Event," defined in the Plan to include approval by the shareholders of the dissolution or liquidation of the Company, certain mergers, consolidations, sale of substantially all of the Company's business and/or assets and a "change in control." The Plan defines a change in control to have occurred if
(i) a "person" as defined in Section 13(d) and 14(d) under the Exchange Act acquires 20% or more of the outstanding shares of Common Stock of the Company unless waived in advance by Committee, and (ii) during any two consecutive year periods there has been a change of a majority of the members of the Board of Directors, unless the election or nomination of the new Directors has been approved by at least three-fourths of the members still in office from the beginning of the two year period.

  The Plan provides for anti-dilution adjustments in the event of a reorganization, merger, combination, recapitalization, reclassification, stock dividend, stock split or reverse stock split; however, no such adjustment need be made if it is determined that the adjustment may result in the receipt of federally taxable income to optionees or the holders of Common Stock or other classes of the Company's securities. Upon the dissolution or liquidation of the company, or upon a reorganization, merger or consolidation of the Company as a result of which the Company is not the surviving entity, the Plan shall terminate, and any outstanding Awards shall terminate and be forfeited unless assumed by the successor corporation.

  The Plan currently provides that the Board of Directors may terminate, amend, modify or suspend the Plan at any time without obtaining shareholder approval to the fullest extent permitted by law. In addition, the Committee may, with certain exceptions, amend or modify the Plan or, with the consent of the holder of any Award, may amend such Award as the Committee shall deem adviseable.


Plan Amendment

  There are presently only 8,752 available shares of Common Stock authorized for purposes of granting Awards under the Plan. The Board of Directors believes that such amount is insufficient to meet the Plan's objectives of attracting, retaining and motivating key employees and certain third parties. The Plan Amendment, if approved by shareholders, will increase the number of shares of Common Stock available under the Plan from 1,250,000 shares to 1,820,000 shares.

  The text of the Plan Amendment is set forth in full on Exhibit A to this Proxy Statement, and the foregoing description is qualified in its entirety by reference to Exhibit A.

  If the Plan Amendment is approved by Shareholders, 50,000 restricted shares of Common Stock will be granted to each of Messrs. Locke and Kushner. In addition, nonqualified options to purchase 13,333 shares of Common Stock will be granted to each of Messrs. Friedman, Hersch and Lannan, and nonqualified options to purchase 45,000 shares of Common Stock will be granted to Nicholas Matzorkis, all at an exercise price of $7.19 per share. The grants to Messrs. Friedman, Hersch and Lannan will be immediately exerciseable and will expire ten years from grant date. Of the total grant to Mr. Matzorkis, options pertaining to 15,000 shares will immediately be exerciseable, and 15,000 each will become exerciseable on the first and second anniversaries of the date of grant. Following such grants and assuming no forfeitures or additional grants occur in the interim, a total of 313,753 shares of Common Stock will remain available for future grant as of April 29, 1999.

Certain Federal Income Tax Matters

  The tax consequences with respect to Awards are quite complex and subject to change. Thus, the following discussion is general in nature and does not purport to be complete. We recommend that each eligible participant contact his, her or its advisor as to the potential tax consequence for them.

  Generally, Options granted under the Plan will not result in the recognition of income by the recipient at the time of the grant. However, upon the exercise of an Option, the recipient will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the Stock purchased upon such exercise, and the Company will generally be entitled to a deduction of a like amount. Recipients of RSAs will not ordinarily recognize income upon receipt of the Award absent an election under the Code to recognize income upon the date of grant. Income will be recognized in an amount equal to the difference between the purchase price of the Stock and the fair market value of the Stock on the date of vesting (or grant, if the above-referenced election has been made), and the Company will generally be entitled to a deduction of a like amount. For a discussion of the impact of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), see "Report on Executive Compensation-Compliance with Internal Revenue Code Section 162(m)."

  Each Director and executive officer of the Company who is eligible to receive Awards under the Plan can be considered to have an interest in the vote on this proposal.

  The affirmative vote of a majority of shares of Common Stock voting at the Annual Meeting if a quorum is present will be necessary for the approval of the Plan Amendment.

          THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE
                  "FOR" THE APPROVAL OF THE PLAN AMENDMENT


            EXECUTIVE OFFICERS AND OTHER SIGNIFICANT EMPLOYEES

  Directors of the Company are elected annually by the shareholders to serve for a term of one year or until their successors are duly elected and qualified. Set forth below is certain information concerning each person who was an executive officer or director of the Company as of September 30, 1998.

                                 Director
         Name            Age      Since              Position
-----------------------  ---    ---------   --------------------------
Peter Locke              55       1983      Co-Chairman and Co-Chief Executive
                                            Officer; Director

Donald Kushner           54       1983      Co-Chairman, Co-Chief Executive
                                            Officer and Secretary; Director

Bruce St. J. Lilliston   47         -       Chief Operating Officer and
                                            President

Robert Swan              51         -       Senior Vice President and Chief
                                            Financial Officer

Background of Executive Officers

  See "Information Concerning Nominees for Directors" above for information concerning executive officers who are also directors. The business experience, principal occupations and employment of each of the non-director executive officers of the Company for at least the past five years are as follows:

  Bruce St. J. Lilliston has served as President and Chief Operating Officer of the Company since October 1996. Prior to joining the Company, Mr. Lilliston practiced entertainment law for 19 years. He represented the Company in various transactions for the two years preceding his appointment as Company President and Chief Operating Officer. Mr. Lilliston served as an arbitrator for the American Film Marketing Association, and also served a special master for the Los Angeles Superior Court. He graduated from the
University of Chicago Law School in 1977, where he was an associate editor of the University of Chicago Law Review. He received his Bachelor of Arts degree with honors from Brown University in 1974. Mr. Lilliston was a partner in the law firm of Paul, Hastings, Janofsky & Walker from 1989 to 1991, where he was managing partner of that firm's entertainment finance and transactions practice.

  Robert Swan has served as Senior Vice President and Chief Financial Officer since May 1, 1998. Mr. Swan previously served as Chief Financial Officer of the Company from May 1997 to May 1998 and Controller of the Company from October 1996 to May 1997. Prior to assuming the Chief Financial Officer role for the Company, Mr. Swan had been Chief Financial Officer of AVI Entertainment Group, Inc., a music publishing and distribution company since 1994. From 1991 to 1994 Mr. Swan was Chief Financial Officer of Global Releasing Corporation and several affiliated companies which produced and distributed feature films. One affiliated company, Cannon Television, Inc., was placed in voluntary bankruptcy several months after Mr. Swan left its employ. From 1986 to 1991 Mr. Swan was an audit partner at KPMG. Mr. Swan is a Certified Public Accountant.


Other Significant Employees

  The business experience, principal occupations and employment for at least the past five years of certain other significant employees who have made or are expected to make significant contributions to the business of the Company are as follows:

  D'Arcy Conrique, age 34, has served as Senior Vice President, Operations of Kushner-Locke International, Inc., the international theatrical distribution subsidiary of the Company, since April 1997. Mr. Conrique joined
Kushner-Locke International, Inc. as Vice President in January 1995.   Prior
to joining Kushner-Locke International, Inc., Mr. Conrique was Manager, Contracts Administration at August Entertainment, Inc., a producer and distributor of feature films, from September 1994 to January 1995. From 1986 through 1994 Mr. Conrique was Managing Director at Koritain Entertainment, a producer and distributor of feature films.

  Chris Perry-Melish, age 31, has served as President, Film and Television Sales of Kushner-Locke International, Inc., the international theatrical distribution subsidiary of the Company, since October 1998. In May 1998 Mr. Perry-Melish was appointed Vice President, International Sales of Kushner-Locke International. Mr. Perry-Melish joined Kushner-Locke International, Inc. as Director, International Distribution in April 1997. From January 1996 to April 1997 Mr. Perry-Melish was Director, International Distribution for Conquistador Entertainment, Inc., a distributor of feature films. From May 1992 through December 1995 Mr. Perry-Melish was Manager of International Distribution for Prism Entertainment, a producer and distributor of feature films and television programs.

  Richard Marks, age 50, has served as Executive Vice President and General Counsel of the Company since April 1997. Prior to that, he served as the Company's Senior Vice President in charge of Legal and Business Affairs since
joining the Company in October 1993.   From 1991 to October 1993, Mr. Marks
served as Senior Vice President in charge of Business and Legal Affairs for Media Home Entertainment, an independent film producer and video distributor. From 1983 to 1991 Mr. Marks held similar legal and business affairs positions with Walt Disney Pictures, Paramount Pictures and Weintraub Entertainment Group.

  Frank Hildebrand, age 48, has served as Executive Vice President - Production since joining the Company in January 1998. From April 1992 through December 1997 Mr. Hildebrand was an independent producer and produced numerous films, among them two films for the Company, Freeway and the special effects film Beowulf. From 1988 to 1991 he was Executive Vice President at NOVA Entertainment, where he was responsible for the production of all features and television, including the Disney film Firebirds and Triumph of the Spirit, among others. From 1985 to 1987, Mr. Hildebrand was a producer and executive with The Samuel Goldwyn Co., where he produced the successful comedy Once Bitten.

  Philip Mittleman, age 28, has served as Executive Vice President, Feature Films since March 1996. Previously, Mr. Mittleman served as Vice President, Feature Films from March 1994 to March 1996 and as President of Development, Feature Films from January 1993 to March 1994. Prior to January 1993 Mr. Mittleman served as production coordinator, script coordinator and writer's assistant on various Company projects.

  Andrew Steinberg, age 34, has served as Executive Vice President-Television since April 1997. Before joining the Company, Mr. Steinberg was a Senior Packaging Agent at International Creative Management ("ICM") beginning in April 1990, where he represented many producers, writers and authors. Mr. Steinberg also worked with ICM's chairman, Jeff Berg, on building a corporate consulting business. While at ICM, Mr. Steinberg worked closely with the Company and packaged four television projects for the Company, including the CBS made-for-television movie "Unlikely Angel" starring Dolly Parton.

  C. Nicholas Keating, Jr., age 57, has served as President, Chief Executive Officer and director of Search since February 1999. Mr. Keating has served as an independent business advisor since 1993 to a number of companies principally in the networking, software, semiconductor and imaging industries. From 1987 to 1993, Mr. Keating was Vice President of Network Equipment Technologies, a wide-area networking company. Mr. Keating currently serves on the boards of directors of MCMS, Inc., a leading advanced electronics manufacturer serving original equipment manufacturers in the networking, telecommunications, computer systems and other rapidly growing sectors of the electronics industry, E-Net Corporation, an enterprise software supplier to the financial services industry, and LIC Energy, a European simulation systems company serving the oil and gas transmission market.

  Nicholas Matzorkis, age 36, has served as the Chief Strategist of Search since September 1998. Mr. Matzorkis co-founded 800-U.S Search in November 1994 and served as its President from inception to September 1998. From 1992 to 1994, Mr. Matzorkis was founder and President of U.S. Bell Long Distance, an aggregator and reseller of telecommunications services. In addition, from 1992 through 1997 Mr. Matzorkis consulted with companies in the entertainment industry on Web site development, and promoted a variety of music and entertainment ventures.

  Alan Mazursky, age 40, has served as Chief Financial Officer of 800-U.S. Search since May 1998 as part of his duties as a consultant to the Company. Mr. Mazursky has served as consultant to the Company since February 1998. From July 1996 to January 1998 Mr. Mazursky was an independent financial consultant. From June 1988 to June 1996 Mr. Mazursky was Chief Financial Officer of Hard Rock Cafe America, the owner, operator and franchisor of Hard Rock Cafe restaurants in the western United States and certain international territories.

  Robert Zakari, age 28, has served as Vice President-Legal and Business Affairs of Search since August 1996. Previously Mr. Zakari attended
New York Law School where he received a Juris Doctorate degree in 1996. Mr. Zakari is a member of the California state bar.


                BENEFICIAL OWNERSHIP OF CERTAIN SHAREHOLDERS

  The following table sets forth certain information as of March 15, 1999 concerning the beneficial ownership of Common Stock, by (i) each person who is known to the Company to be a beneficial owner of more than 5% of the outstanding Common Stock; (ii) each of the current Directors of the Company;
(iii) each of the Named Executive Officers; (iv) each person who has been nominated to be a Director of the Company, and (v) all current Directors and Executive Officers of the Company as a group.

                                                Common Stock       Percent of
Beneficial Owner                             Beneficially Owned     Class (8)
----------------------------------           -----------------      ---------
Peter Locke (Director)                           747,679 (1)          6.37%
11601 Wilshire Blvd., 21st Floor
Los Angeles, CA  90025

Donald Kushner (Director)                        747,824 (1)(2)       6.37%
11601 Wilshire Blvd., 21st Floor
Los Angeles, CA  90025

Irwin Friedman (Director)                         91,389 (3)             *
375 Park Avenue, Suite 2608
New York, NY  10152

Stuart Hersch (Director)                          82,295 (4)             *
11601 Wilshire Blvd., 21st Floor
Los Angeles, CA  90025

John Lannan (Director)                            18,888 (5)             *
11601 Wilshire Blvd., 21st Floor
Los Angeles, CA 90025

Bruce St. J. Lilliston                            41,667 (6)             *
11601 Wilshire Blvd., 21st Floor
Los Angeles, CA  90025

Robert Swan                                       15,000 (6)             *
11601 Wilshire Blvd., 21st Floor
Los Angeles, CA  90025

Gruber & McBaine Capital Management, LLC       1,009,000 (7)           8.78%
50 Osgood Place
San Francisco, CA  94133

All directors and executive officers as a      1,744,742              14.28%
group (seven individuals)                    (1)(2)(3)(4)(5)(6)

--------------------------
* Less than 1%

(1) Includes 250,000 shares subject to options which are currently exercisable or exercisable within 60 days of the date hereof, and excludes 66,666 options which are not currently exercisable or exercisable within 60 days of the date hereof. Does not include a grant of 50,000 shares of restricted Common Stock approved by the Board of Directors in February 1999, subject to approval of the Plan Amendment by the Shareholders.

(2)  Includes 33,333 shares owned by a corporation controlled by Mr. Kushner.

(3) Includes 88,889 shares subject to options and warrants currently exerciseable, and excludes 27,778 shares subject to options and warrants which are not currently exercisable or exercisable within 60 days of the date hereof. Does not include a grant of options to purchase 13,333 shares of Common Stock granted by the Board of Directors in February 1999, subject to approval of the Plan Amendment by the Shareholders.

(4) Includes 82,295 shares subject to options currently exercisable, and excludes 5,555 shares subject to options which are not currently exercisable or exercisable within 60 days of the date hereof. Does not include a grant of options to purchase 13,333 shares of Common Stock granted by the Board of Directors in February 1999, subject to approval of the Plan Amendment by the Shareholders

(5) Includes 5,556 shares subject to options currently exercisable, and excludes 11,111 shares subject to options which are not currently exercisable or exercisable within 60 days of the date hereof. Does not include a grant of options to purchase 13,333 shares of Common Stock granted by the Board of Directors in February 1999, subject to approval of the Plan Amendment by the Shareholders

(6) Represents shares subject to options currently exercisable or exercisable within 60 days of the date hereof.

(7) Based upon Form 3 and Form 13D filings by Gruber & McBaine Capital Management, LLC dated December 30, 1999, as updated by Gruber & McBaine Capital Management, LLC as of March 16, 1999.

(8) As a percentage of the 11,453,165 shares outstanding on March 16, 1999 plus certain shares issuable upon conversion of convertible securities or subject to options held by such person or persons.


                             EXECUTIVE COMPENSATION

CASH COMPENSATION

  The following table sets forth the cash compensation paid or accrued by the Company during the fiscal year ended September 30, 1998 to the Chief Executive Officer and each executive officer of the Company whose salary and bonus exceeded $100,000 (the "Named Executive Officers").

                                                       Long-Term
                                                      Compensation
                                                         Awards
                                          Annual        ------
                                      Compensation(1) Securities    All Other
                                      -------------   Underlying  Compensation
                             Fiscal   Salary   Bonus  Options/SARs    (1,4)
Name and Principal Position   Year     ($)      ($)       (#)         ($)
---------------------------  -----    ------   ------    -----       -----

Peter Locke (2)(3)            1998   425,000      --        --       30,856
Co-Chairman, Co-Chief         1997   425,000      --     166,666/0   36,293
Executive Officer             1996   425,000      --        --       34,313

Donald Kushner (3)            1998   425,000      --        --       27,989
Co-Chairman, Co-Chief         1997   425,000      --     166,666/0   33,878
Executive Officer             1996   425,000      --        --       30,415
and Secretary

Bruce Lilliston  (5)          1998   400,000   80,049      8,333/0      --
President and Chief Operating 1997   400,000      --      20,834/0      --
Officer                       1996     N/A       N/A         N/A       N/A

Robert Swan  (5)              1998   172,558      --        --          --
Senior Vice President and     1997   124,154      --      25,000/0      --
Chief Financial Officer       1996     N/A       N/A         N/A       N/A

----------------------

(1) Does not include perquisites including automobile allowances and $25,000 annual non-accountable expense allowances in the case of Messrs. Locke, Kushner and Lilliston.

(2) Does not include payments by Search, prior to January 30, 1998, when the Company acquired such subsidiary.

(3) Does not include (a) options to purchase shares of the common stock of Search which were approved by the Company and Search, but subsequently were terminated prior to full documentation pursuant to a waiver of any rights to receive such options executed by Messrs. Kushner and Locke, or
     (b) options to purchase 24,850 shares of Search which were granted to all Search board members in February 1999.

(4) Includes term life insurance premiums paid by the Company on behalf of the Named Executive Officers in respect of a $3,500,000 policy and disability insurance premiums paid by the Company on behalf of the Named Executive Officers.

(5)  Commenced employment in fiscal 1997.


EMPLOYMENT AND COMPENSATION ARRANGEMENTS

Messrs. Kushner and Locke. In March 1994, Messrs. Kushner and Locke each amended his respective employment agreement with the Company to (i) extend the term of the agreement to March 1999 and (ii) reduce the maximum annual performance bonus that each may receive to 4% of pre-tax earnings for the applicable period up to a maximum of $200,000 in fiscal 1994, $220,000 in fiscal 1995, $250,000 in fiscal 1996, $270,000 in fiscal 1997 and $290,000 in fiscal 1998. Under the revised employment agreements, Messrs. Kushner and Locke each have a base salary of $425,000 through fiscal 1998, subject to potential increase upon review by the Company's Board of Directors after fiscal 1995. As approved by the Board of Directors in February 1996 and May 1996, Messrs. Kushner and Locke's employment agreements were further amended to revise the annual pre-tax earnings performance bonus so that no bonus would be payable under the yearly test for fiscal 1996 if the Company's annual pre-tax earnings were less than $1,250,000, and with an increase of the bonus rate to 6% of annual pre-tax earnings of the Company for fiscal 1996 in excess of $1,250,000 and up to $3,166,666. The amendments left unchanged both the bonus rate of 4% of pre-tax earnings of the Company for subsequent fiscal years and the maximum performance bonus of $250,000 for fiscal 1996. No bonus was accrued or paid in fiscal 1996, 1997 or 1998.

  In order to induce Messrs. Kushner and Locke to enter into the March 1994 amended employment agreements, the Company granted to each, in March 1994, options to purchase 150,000 adjusted shares of Common Stock at an adjusted exercise price per share equal to $5.04 (the last reported sale price of the Common Stock on the date of the initial closing of the 8% Debentures). The options vest over a five-year period, with 20% vesting respectively on each of the five annual anniversary dates following the date of the grant (subject to possible acceleration following a "change-in-control" as defined in the Company's 1988 Stock Incentive Plan (the "Plan")). All such options have vested as of March 15, 1999.

  In October 1997, Messrs. Kushner and Locke each agreed to a further amendment to his respective employment agreement with the Company to extend the term of the agreement to October 2002. Under the revised employment agreements, Messrs. Kushner and Locke each continue to be entitled to an annual base compensation of $425,000 in fiscal 1997, and are entitled to $25,000 annual increases beginning with the second employment year
(commencing October 1, 1998) under the amended agreement up to a maximum of $525,000. In the event the Company achieves earnings before income taxes prior to the profit bonuses in excess of $2,000,000, each of Messrs. Kushner and Locke are entitled to certain profit bonuses at graduated rates ranging from 5% of such annual earnings before income taxes (from the first dollar of earnings before income taxes) up to $4,000,000 to increasing percentages up to 7.5% of annual earnings before income taxes in excess of $8,000,000, but not to exceed two times annual base compensation.

  In addition, the Company granted to each of Messrs. Kushner and Locke, in August 1997, options to purchase 83,333 adjusted shares of Common Stock at an exercise price per share equal to $1.875 (the last reported sale price of the Common Stock on the date prior to the award date, as adjusted). These options (time vesting options) vest over a five year period, with 20% vesting respectively on each of the five annual anniversary dates following the date of the grant (subject to acceleration in the event of termination of optionee's employment agreement by such optionee for "cause" (as defined therein) or wrongfully by the Company or upon certain "Events" (as defined under the Plan), including termination following a "change-in-control" as defined in the Plan). The Company also granted to each of Messrs.

Kushner and
Locke options to purchase an additional 83,333 adjusted shares of Common Stock at an exercise price of $1.875 per share, vesting at the rate of 20% per year, but exercisable only upon (i) the achievement of at least 85% of certain annual earnings before income tax targets to be set by the Board of Directors or (ii) the Company's Common Stock reaching certain public trading prices ranging from $3.00 to $6.00 per share. Since all of the foregoing public trading price targets have been reached, these performance options now are exerciseable pursuant only to the vesting schedule noted above. The performance options are also subject to accelerated vesting and exercisability under the circumstances described above for the time-vesting options.

  In February 1999 the Compensation Committee of the Board of Directors further amended the employment contracts of Messrs. Kushner and Locke with the Company to extend the term of the agreements to October 2003. Under the revised employment agreements, Messrs. Kushner and Locke each will be entitled to an annual base compensation of $550,000 in fiscal 2003, and were granted 50,000 shares of restricted Common Stock, subject to Shareholder approval of the Proposed Amendment to the 1988 Stock Incentive Plan, as described above.

  The Company also provides Messrs. Kushner and Locke with certain fringe benefits, including $3,500,000 of term life insurance with a split dollar ownership structure and disability insurance for each person. If the employment agreement is terminated by the employee for "cause" or wrongfully by the Company, the Company is required to pay the present value of all unpaid premiums on the split dollar policy for the ten (10) year period ending February 2007. The Company also agreed to assign any key-man life insurance policy to the employee after certain terminations of the employment agreement. The agreements permit Messrs. Kushner and Locke to collect outside compensation to which they may be entitled and to provide incidental and limited services outside of their employment with the Company and to receive compensation therefor, so long as such activities do not materially interfere with the performance of their duties under the agreements. Each of Messrs. Kushner and Locke also may require the Company to change its name to remove his name within one year after the expiration or termination of his employment agreement, except that the Company may continue to use such name for a period of one year after such notice, or for such longer period of time as is reasonably necessary to cause the Company not to default under any indebtedness for borrowed money or other material agreement. In the event Messrs. Kushner's or Locke's employment agreement is terminated following a change of control, as such term is defined therein, such executive would be entitled to a lump sum payment equal to all compensation and benefits provided for in the agreement for the remainder of the term, discounted at the rate of 10% per annum.

Mr. Lilliston. In September 1996, the Company entered into an employment agreement with Bruce St. J. Lilliston pursuant to which the Company employed Mr. Lilliston as the President and Chief Operating Officer of the Company effective October 1, 1996 for a three-year term. As part of the agreement, Mr. Lilliston will be paid a base salary of $400,000 per year. In addition and as part of such agreement, the Company loaned him $100,000 in September 1996 and $200,000 in October 1996. The loan was made to assist Mr. Lilliston in the transition from his private law practice to his duties as Chief Operating Officer of the Company. The loan accrues simple interest at the rate of 8% per annum and will be repaid over a five-year period at certain specified dates ending October 1, 2001. Mr. Lilliston has the right to receive bonuses equal to the amount of the payments, including interest, due for such loan if Mr. Lilliston is still employed by the Company (including the renewal of his employment agreement if applicable) on certain dates (the "Employment Bonus"). Subject to an initial offset of $150,000 plus interest as described below, beginning in October 1997, so long as Mr. Lilliston is then employed by the Company (including the renewal of his employment agreement if applicable), he is entitled to receive a bonus of $100,000 the first time the adjusted "Average Closing Price" (the average closing price of the Common Stock over a thirty calendar day period) is $9.972. Thereafter, if Mr. Lilliston is still employed by the Company (including the renewal of his employment agreement if applicable), he shall be entitled to receive additional $100,000 bonuses the first time the Average Closing Price is $15.972 and each additional whole six-dollar increment above such price through and including $63.972, as adjusted, (each such bonus, a "Stock Bonus"). The aggregate of such bonuses shall not exceed $1,000,000. The Stock Bonuses shall be offset by an amount equal to the Employment Bonus up to $150,000 plus interest payable thereon from September 3, 1996. As of September 30, 1998 Mr. Lilliston had received an Employment Bonus of $80,049 but no Stock Bonus. During January and February 1999 Mr. Lilliston earned a $100,000 Stock Bonus, subject to the aforementioned initial offset which reduced said bonus to zero.

  If the Company realizes pre-tax operating profits or earnings per share for any fiscal year during Mr. Lilliston's employment greater than 100% of the Company's largest pre-tax operating profit or earnings per share amount for any of the preceding years of Mr. Lilliston's employment under his employment agreement or in any of the five fiscal years immediately preceding the commencement of such agreement, and if Mr. Lilliston is still employed by the Company at the end of the applicable fiscal year, then Mr. Lilliston shall be entitled to receive a bonus of $50,000 for each such event. No such bonus was earned or paid for fiscal 1997 or fiscal 1998.

  As part of the agreement, the Company agreed to grant Mr. Lilliston options to purchase up to 41,667 adjusted shares of Common Stock, with 20,834 of such options having been granted and vested upon the authorization by the shareholders of the Company of additional shares of Common Stock in November 1996. Options to purchase an additional 8,333 shares of Common Stock and 12,500 shares of Common Stock were granted and vested on October 1, 1997 and October 1, 1998, respectively, as Mr. Lilliston reached the performance criteria established by the Board of Directors or a committee thereof. If Mr. Lilliston's employment is extended for a second term pursuant to such agreement (the "Second Term"), the Company has agreed to grant Mr. Lilliston options to purchase up to an additional 83,334 shares of Common Stock, 41,667, 16,667, and 25,000 of such options to be granted upon commencement and one, and two years, respectively, after the commencement of the Second Term with one-half of each such grant to vest immediately upon grant and the remainder thereof to vest upon Mr. Lilliston reaching certain performance criteria to be established by the Board of Directors or a committee thereof. If Mr. Lilliston's employment is extended beyond a Second Term, the Company has agreed to grant Mr. Lilliston options to purchase up to an additional 41,667 shares of Common Stock as adjusted, with such options granted in full upon such employment extension with one-half of such grant to vest immediately upon grant and the remainder thereof to vest upon Mr. Lilliston reaching certain performance criteria to be established by the Board of Directors or a committee thereof. In the event the performance goals are not met, such options vest at a fixed date in the future, contingent solely on future employment. The exercise price for such options shall be equal to the closing price of the Common Stock on the applicable date of grant. Finally, as part of Mr. Lilliston's agreement, he is allowed to maintain not more than two independent outside legal consultancy client relationships, subject to approval by the Co-Chief Executive Officers, with earnings from such consultancies limited to $150,000 per year.

Mr. Swan. Effective May 1, 1997 ("the Effective Date") the Company entered into an employment agreement with Robert Swan pursuant to which the Company employed Mr. Swan as the Chief Financial Officer of the Company for a three-year term. Mr. Swan was paid a base annual salary of $160,000 for the first year, $175,000 for the current year and is to be paid $200,000 for the subsequent year. Mr. Swan has the right to receive a bonus equal to 10% of his base annual salary to the extent that net earnings for each fiscal year are greater than that of the immediately preceding fiscal year. The Company agreed to grant Mr. Swan options to purchase up to 25,000 shares of Common Stock, with options exercisable for 8,334 shares immediately vesting and for 8,333 shares vesting on each of the first and second anniversaries of the agreement.


                           RELATED PARTY TRANSACTIONS

  In December 1994, the Company loaned August Entertainment, Inc. ("August") $650,000 against distribution rights to third party product. August is majority owned by Gregory Cascante, former President of the Company's international film distribution division. The loan bears interest at the lesser of (a) Prime (7.75% at December 24, 1998) plus 2% or (b) 10%. The distribution agreement is secured by all assets of August, including a pledge of all sales commissions due to August from the producers of the films Sleep With Me, Lawnmower Man II and Nostradamus. While the right of August to receive such commissions with respect to the film Lawnmower Man II is subordinate to the interests of the production lenders, The Allied Entertainment Group PLC, and its subsidiaries which produced the film have guaranteed payment of such commissions to the extent they would be payable had there been no production loan on that film. Repayment of principal and interest is by collection of commissions assigned as collateral. As of September 30, 1998 the Company had been repaid $577,000 toward interest and principal and approximately $230,000 principal amount remains outstanding.
The loan matured on December 31, 1998 but was not repaid. The Company is seeking alternative means to enforce collection.

  In fiscal 1995 the Company became a general partner in TVFirst, which sells contemporary Christian recorded music. The Company's investment in TVFirst on the equity basis amounted to $503,000 as of September 30, 1998, which is included in other assets. Messrs. Locke and Kushner loaned TV First $355,000 during 1996 to enable TVFirst to purchase infomercial airtime. Such loans bore interest at Prime (8.25% during the loan period) plus 1% and were repaid within fiscal year 1996. In addition, each lender received an additional amount equal to 10% of the principal amount loaned by such lender when the loans were repaid. The foregoing transaction was approved by a majority of the independent directors of the Company's Board of Directors.

  In fiscal 1996 the Company acquired from New City Releasing ("New City"), one half of New City's interest in the KLC/New City Tele-Ventures joint venture (representing a 17.5% ownership interest in the joint venture as to which the Company previously held a 65% ownership interest) for 227,500 shares of Common Stock as adjusted.

  During fiscal 1989, the Company entered into a consulting agreement with Mr. Stuart Hersch to engage his services through September 1994 as an executive consultant. Pursuant to the consulting agreement the Company granted Mr. Hersch stock options to purchase 142,365 shares of common stock as adjusted at $9.33 per share, the adjusted fair market value on the date the Company committed to make the grant. During fiscal 1990, the consulting agreement was amended, reducing the options granted to 71,183 shares as adjusted. All of those options are vested. Mr. Hersch sold 8,333 shares of the Company's common stock in December 1997 at $3.625 per share.

  In consideration of the elimination of certain demand registration rights, the Company indemnified Mr. Hersch in the event Mr. Hersch sold 85,000 shares of the Company's common stock as adjusted to third parties at an adjusted price less than $10.50 per share. The Company paid Mr. Hersch a total of $275,000 during the three-year period ended September 30, 1994 related to such indemnification and has no further indemnification obligation.

  Mr. Hersch became a consultant to the Company effective April 1996 for which he was paid $90,000 per year. Effective March 8, 1999, Mr. Hersch's consulting agreement was amended to reduce his annual consulting fee to $59,000. Mr. Hersch is assisting the Company in analyzing potential strategic acquisitions and is providing the Company consulting services in connection with the Company's involvement in infomercials. This agreement is on a month-to-month basis as needed by the Company.

  Since 1991 Mr. Irwin Friedman has rendered financial consulting services to the Company through the firm I. Friedman Equities, Inc. That firm was paid $96,000 annually for such services through February 1998, and is to be paid $96,000 per year commencing April 1999 for ongoing services. During 1997 in connection with rendering certain services, that firm was granted warrants exercisable for 50,000 shares of common stock at $1.69 per share and warrants exercisable for 50,000 shares of common stock at $2.06 per share.

  In August 1997, Mr. Locke acquired an option to purchase 45% of the outstanding shares of common stock of Search from Robert L. Rich pursuant to an option agreement (the "Rich Option"). In November 1997, Mr. Locke exercised the Rich Option in exchange for Mr. Locke's entering into an indemnification agreement whereby he agreed to personally indemnify Mr. Rich against certain liabilities to which Mr. Rich may have been subject in connection with Search (the "Indemnified Liabilities"). Mr. Locke subsequently transferred the shares to Dayton Way V, Inc., a California corporation and affiliate of the Company ("Dayton Way"), in exchange for indemnification by Dayton Way from the Indemnified Liabilities. In October 1997, the Company purchased 35% of the outstanding shares of common stock of Search from Nicholas Matzorkis in exchange for the Company's agreement to indemnify Mr. Matzorkis against certain liabilities to which Mr. Matzorkis may have been subject in connection with the Indemnified Liabilities. The indemnification obligation included substantially the same liabilities as the Indemnified Liabilities under the Rich Option. Subsequently, the Company assigned its rights under this agreement to Dayton Way, and Dayton Way acquired the shares, bringing its total ownership to 80% of the outstanding common stock of Search. In connection with these transactions, Dayton Way granted to the Company an option to purchase the 80% interest for $100 and the Company's agreement to indemnify Dayton Way against the Indemnified Liabilities. The Company exercised this option in January 1998.

  From May 1997 to October 1997, Mr. Locke personally loaned Search $187,000, bearing interest at 10% per annum, payable upon demand. This loan was subsequently repaid in full. In addition, Search paid $40,000 in consulting fees to Mr. Locke for services rendered from May 1997 through December 1997.


OPTION GRANTS IN FISCAL YEAR ENDED SEPTEMBER 30, 1998

  The Company granted options to acquire 16,667 shares of common stock to each of Messrs. Friedman and Lannan in June 1998. The Company granted options to acquire 8,333 shares of common stock to Bruce Lilliston in October 1997.

The
following tables contain information with respect to options granted in fiscal 1998 to either of the Company's Chief Executive Officers or the two executive officers earning more than $100,000 per year and with respect to option exercises and aggregate holdings of said officers.


                   OPTION / SAR GRANTS IN LAST FISCAL YEAR

                                                Potential realizeable
                                                      value at
                                                   assumed annual
                                                    rates of stock
                                                     appreciation
              Individual grants                     for option term
-----------------------------------------------------------------------
                         Percent of
                           total
            Number of     options/
           Securities       SARs
           underlying    granted to  Exercise
           options/SARs  employees    or base
             granted     in fiscal    price    Expiration   5%     10%
 Name         (#)           year      ($/Sh)      date      ($)    ($)
-----------------------------------------------------------------------

Bruce
Lilliston     8,333        6.8%       3.875    9/30/2007  20,307  51,463


       AGGREGATED OPTIONS/SAR EXERCISES IN FISCAL YEAR ENDED SEPTEMBER 30,
                    1998 AND FY-END OPTION/SAR VALUES

                                           Number of
                                           Securities           Value of
                                           Underlying          Unexercised
                                           Unexercised         In-the-Money
                                           Options/SARs        Options/ SARs
                                          at FY- End(#)        at FY-End ($)
           Shares Acquired    Value        Exercisable/        Exercisable/
Name       on Exercise (#)  Realized($)   Unexercisable       Unexercisable
----------   -----------    ----------    -------------       -------------

Peter Locke      --             N/A      183,334/133,332      $44,794/$179,177

Donald Kushner   --             N/A      183,334/133,332      $44,794/$179,177

Bruce Lilliston  --             N/A          29,167/0            $8,465/$0

Robert Swan      --             N/A       16,667/8,333        $22,397/$11,198


                     REPORT ON EXECUTIVE COMPENSATION

  The Board of Directors has furnished the following report on executive compensation:

Compensation Overview

  Executive compensation consists of three key elements: base salary, cash bonus and periodic grants of stock options under the Plan or outside of the Plan. Additional benefits, including retirement and insurance benefits, are provided to executives and other key employees that the Company believes are similar to those provided by other similar companies. The Company draws most of its executives and other key employees from the entertainment industry where creative talent is crucial and commands a significant premium, where decisions made by a relatively small number of employees with an in-depth knowledge of creative businesses can have a major impact on the performance of the Company. Persons with such unique qualifications are rare and are being pursued by other companies both in and out of the entertainment industry, many of whom have greater available resources than the Company. The goal of the Company is to attract and retain the services of qualified executives in part through its executive compensation programs. The Company believes its compensation program for executives benefits the Company through the continuation of growth expansion and new opportunities designed to enhance shareholder value.

Salary

  Salaries paid to the Company's executive officers were based upon agreements described in "Executive Compensation - Employment and Compensation Arrangements" or employment agreements then in effect.

Bonus

  Following each fiscal year, the Co-Chairmen develop individual bonus recommendations based on the subjective assessment of the Company's overall performance and each executive's contribution to such performance. No specific formula is used; however, factors may include selected financial goals (e.g., operating performance), project development, long-term objectives and the executive's leadership role in any of the foregoing factors. Such factors are not necessarily linked to any specific performance related targets or given any particular weight. Bonus arrangements in employment contracts are quantified and measurable. Each of the executive officers' and certain other employment contracts include provisions for non-discretionary bonuses based on certain operating results of the Company as described under "Executive Compensation - Employment and Compensation Arrangements." No other bonuses have been paid to the executive officers.

Option Grants

  The Company uses non-qualified stock options and other available forms of compensation under the Plan which are intended to provide additional long term incentives to key employees, including the Company's executive officers, and have the intent of aligning the executive officers' interests with the Shareholders' interest. The Plan under which awards have been made was approved by the Company's Shareholders. Grants under the Plan generally require the executive officer to be employed by the Company on the exercise date and vest over a period of years following the date of grant. The exercise price of such grants is generally equal to the market price of the Common Stock on the grant date; therefore grants will only benefit an executive officer if the market price of the Common Stock is greater than on the date of the option grant. Under the plan, no specific formula is used to determine grants made to any particular employee, including executive officers, but grants are generally based on factors such as employment agreements, and subjective factors such as promotion, contribution to Company performance, and individual criteria. The Co-Chairmen make recommendations to the Option Committee with respect to option grants and vesting. While options typically vest over a five-year period, options granted to certain executive officers may have different vesting periods. The option committee has utilized performance criteria in certain of the grants of options to be made to the President under his employment agreement. The Board of Directors established such criteria. See "Executive Compensation."

Co-Chairmen Compensation

  Messrs. Kushner and Locke, as Co-Chairmen, are compensated pursuant to employment agreements described under "Executive Compensation - Employment and Compensation Arrangements" above. In entering into the Amended and Restated Employment Agreements, the Board of Directors considered various factors and corporate objectives, including the need to extend the term of the employment contracts of the Co-Chairmen consistent with the requirements of the Company's senior credit agreement, and the Board's desire to align the chief executives' compensation and incentives with the interests of the shareholders and the desire to compensate the chief executives based upon the achievement of certain financial performance targets and stock price targets. In addition, the Board of Directors considered information provided by certain compensation and benefits consultants with respect to compensation packages offered to executives in other entertainment companies. The Board of Directors believes that the employment agreements entered into with Messrs. Kushner and Locke fell within the competitive norm for other entertainment companies and is commensurate with the Company's goals of providing payment for performance and incentives for long-term shareholder returns.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  From October 1, 1997 through June 18, 1998 the Compensation Committee consisted of Messrs. Hersch, Braun and Coppersmith. On June 18, 1998, at the Company's annual shareholders meeting, Messrs. Braun and Coppersmith did not stand for reelection and Messrs. Friedman and Lannan were elected to the Board of Directors. In the Board meeting immediately following the annual shareholders' meeting, Messrs. Friedman and Lannan were appointed to the Compensation Committee. The Compensation Committee participated in deliberations and decisions regarding executive compensation, however the entire Board of Directors participated in decisions regarding grants of new options. Other than Messrs. Kushner and Locke, no member of the Board of Directors was, during the fiscal year or formerly, an officer or employee of the Company or any of its subsidiaries.

  Mr. Hersch became a consultant to the Company effective April 1996 for which he was paid $90,000 per year. Effective March 8, 1999, Mr. Hersch's consulting agreement was amended to reduce his annual consulting fee to $59,000. Mr. Hersch is assisting the Company in analyzing potential strategic acquisitions and is providing the Company consulting services in connection with the Company's involvement in infomercials. This agreement is on a month-to-month basis as needed by the Company.

  Since 1991 Mr. Irwin Friedman has rendered financial consulting services to the Company through the firm I. Friedman Equities, Inc. That firm was paid $96,000 annually for such services through February 1998, and is to be paid $96,000 for the year starting April 1, 1999 for ongoing services. During 1997 in connection with rendering certain services, that firm was granted warrants exercisable for 50,000 shares of common stock at $1.69 per share and warrants exercisable for 50,000 shares of common stock at $2.06 per share.

COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(M)

  Section 162(m) of the Internal Revenue Code, enacted in 1993, generally allows tax deductions to public companies for compensation over $1,000,000 paid to the corporation's chief executive officer and four other most highly compensated executive officers. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. The Company intends to consider the provisions of Section 162(m) in connection with the performance based portion of the compensation of its executives (which currently consists of stock option grants and annual bonuses described above). However, the board does not necessarily intend to structure compensation to its executives to avoid disallowance of any tax deductions in the future.

CORPORATE PERFORMANCE

  Set forth is a line graph comparing the stock price of the Company with that of the Dow Jones Equity Market Index and the Dow Jones Entertainment and Leisure - Recreational Products and Services Index as of the last trading date for each of the Company's fiscal years ending September 30, 1994, 1995, 1996, 1997 and 1998. The graph assumes that $100 was invested on September 30, 1993 in the Company's Common Stock and each index, and that all dividends were reinvested. No dividends have been declared or paid on the Company's Common Stock during such period. The historical price performance data shown on the graph is not necessarily indicative of future price performance.


Total Return Analysis

                      9/30/93 9/30/94  9/30/95  9/30/96  9/30/97  9/30/98
                      ------- -------  -------  -------  -------  -------

Kushner-Locke           $100   $76.74   $48.84   $48.84   $44.96   $39.92
Dow Jones Equity        $100  $102.86  $133.70  $160.90  $225.58  $245.36
D.J. Entertainment      $100   $91.59  $118.19  $136.50  $153.30  $176.68


Source: Carl Thompson Associates www.ctaonline.com (800) 959-9677. Data from Bloomberg Financial Markets

  Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that might incorporate future filings, including this Proxy Statement, in whole or in part, the report of the Board of Directors Regarding Executive Compensation (entitled "Report on Executive Compensation") beginning on page 17 and the Corporate Performance Graph on page 20 shall not be incorporated by reference into any such filings.

                                MISCELLANEOUS

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934.

  Section 16(a) of the Exchange Act requires executive officers and directors, and persons who beneficially own more than 10% of any class of the Company's equity securities to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission ("SEC"). Executive officers, directors and beneficial owners of more than 10% of any class of the Company's equity securities are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

  Based solely on a review of the copies of such forms furnished to the Company during or with respect to fiscal 1997, and certain written representations from executive officers and directors, the Company believes that each such person has complied with all Section 16(a) filing requirements applicable to such executive officers, directors and greater than 10% beneficial owners, except that Irwin Friedman inadvertently failed to file one report on a timely basis, covering one small sale of securities in December 1998, and Bruce Lilliston inadvertently failed to file one report on a timely basis, covering one transaction reflecting the receipt by Mr. Lilliston of stock options granted pursuant to the 1988 Stock Incentive Plan.

PROPOSALS OF SHAREHOLDERS

  In order to be eligible for inclusion in the Company's proxy statement for the 2000 Annual Meeting of Shareholders, Shareholder proposals must be received by the Secretary of the Company at its executive offices by December 7, 1999. Any Shareholder proposals received after such date will be considered untimely and may be excluded from the proxy statement and form of proxy. Proxies received in respect of Common Stock to be voted at the 2000 Annual Meeting will be voted in accordance with the best judgement of the persons appointed by such proxies with respect to any matters properly before such meeting submitted by Shareholders after February 20, 2000.

OTHER BUSINESS

  It is not intended that any business other than that set forth in the Notice of Annual Meeting and more specifically described in this Proxy Statement will be brought before the Annual Meeting. However, if any other business should properly come before the Annual Meeting, it is the intention of the persons named on the enclosed proxy card to vote the signed proxies received by them in accordance with their sole discretion on such business and any matters dealing with the conduct of the Annual Meeting.

COST OF SOLICITING PROXIES

  The expense of preparing, assembling and mailing the Notice of Annual Meeting, the Proxy Statement, the proxy card(s) and the Company's 1998 Annual Report will be paid by the Company and is expected to be minimal. Additional solicitation by mail, telephone, telegraph or by personal solicitation may be done by directors, officers and other employees of the Company, for which they will receive no compensation. It is anticipated that banks, custodians, nominees and fiduciaries will forward proxy soliciting material to beneficial owners of the Company's Common Stock and that the Company will reimburse them for their reasonable expenses.

ANNUAL REPORT TO SECURITIES AND EXCHANGE COMMISSION

  The Company files each year with the SEC an Annual Report on Form 10-K as prescribed by the rules of the SEC. Copies of the Form 10-K will be provided, without charge, to any Shareholder of the Company. Written requests for a copy of the Form 10-K should be directed to Donald Kushner, 11601 Wilshire Boulevard, 21st Floor, Los Angeles, California 90025.


                                    By Order of the Board of Directors

                                    /S/ DONALD KUSHNER

                                    Donald Kushner
                                    Co-Chairman, Co-Chief Executive Officer
                                    and Secretary

                                                                 EXHIBIT A

             THIRD AMENDMENT TO THE 1988 STOCK INCENTIVE PLAN
                     OF THE KUSHNER-LOCKE COMPANY



  The following is the third amendment to the 1988 Stock Incentive Plan (the "Plan") of The Kushner-Locke Company (the "Company"), dated as of April 29, 1999.

  WHEREAS, the following amendment to the Plan (the "Amendment") is deemed to be in the best interest of the Company; and

  WHEREAS, the Amendment has been duly approved by the Board of Directors by unanimous written consent dated as of January 20, 1999 and by the affirmative vote of the holders of the majority of the Company's stock present or represented and entitled to vote at the Annual Meeting of Shareholders held on April 29, 1999;

  NOW, THEREFORE, in accordance with Section 7.7 of the Plan, the Plan is hereby amended as follows, effective as of April 29, 1999:

                                     # # # #

  The second sentence of Section 2.4 is hereby amended in its entirety to read as follows:

  "The aggregate amount of Common Stock that may be issued or transferred pursuant to Awards granted under this Plan shall not exceed 1,820,000 shares, subject to adjustment as set forth in Section 7.2."

                                    # # # #

  Except as otherwise amended by this Amendment, the Plan is hereby ratified and approved, and shall continue in full force and effect.

  IN WITNESS WHEREOF, the Company has caused this Amendment to be executed on its behalf by its duly authorized officer as of the date first set forth above.

                          THE KUSHNER-LOCKE COMPANY


                          By:
                          Name:   Peter Locke
                          Title:  Co-Chief Executive Officer
Attest:



Name:   Donald Kushner
Title:  Secretary

                                    22